UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2012 (September 5, 2012)

J. ALEXANDER’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-08766	62-0854056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 269-1900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Amendment to the Restated Merger Agreement

On September 5, 2012, J. Alexander’s Corporation, a Tennessee corporation (“J. Alexander’s” or the “Company”), executed an amendment (the “Amendment”) to the Amended and Restated Agreement and Plan of Merger, dated July 30, 2012 (the “Restated Merger Agreement”), by and among J. Alexander’s, Fidelity National Financial, Inc., a Delaware corporation (“Fidelity”), New Athena Merger Sub, Inc., a Tennessee corporation and an indirect, wholly owned subsidiary of Fidelity (“Merger Sub”), American Blue Ribbon Holdings, Inc., a Delaware corporation and an indirect, majority-owned subsidiary of Fidelity (“ABRH”), Athena Merger Sub, Inc., a Tennessee corporation and a direct, wholly owned subsidiary of ABRH, and Fidelity Newport Holdings, LLC, a Delaware limited liability company and an indirect, majority-owned restaurant operating subsidiary of Fidelity. Pursuant to the Amendment, (i) the Offer Price (as defined in the Restated Merger Agreement) was increased from $13.00 per share to $14.50 per share; and (ii) the termination fee payable by J. Alexander’s to Fidelity in certain circumstances under the Restated Merger Agreement was increased from $2,159,725 to $3,800,000. Additionally, Fidelity agreed to extend the Offer (as defined in the Restated Merger Agreement) for at least 10 business days from the date of filing by Fidelity and Merger Sub of an amendment to their Schedule TO giving effect to the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 2.1.

Item 8.01.	Other Events.

On September 5, 2012, J. Alexander’s issued a joint press release with Fidelity announcing the execution of the Amendment. A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Statement Regarding Forward Looking Statements

The Company cautions that certain information contained in this current report, particularly information regarding the consummation of the transactions contemplated by the Restated Merger Agreement, as amended, is forward-looking information that involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things: uncertainties as to how many of the Company’s shareholders will tender their stock in the offer; the possibility that competing offers will be made; the risk of shareholder litigation in connection with the transaction and any related significant costs of defense, indemnification and liability; and the possibility that various closing conditions for the transaction may not be satisfied or waived. There can be no assurance that the proposed transactions will in fact be consummated.

Additional information about these and other material factors or assumptions underlying such forward looking statements are set forth in the reports that the Company files from time to time with the Securities and Exchange Commission (the “SEC”), including those items listed under the “Risk Factors” heading in Item 1.A of the Company’s Annual Report on Form 10-K for the year ended January 1, 2012, as well as the solicitation/recommendation statement on Schedule 14D-9 filed by the Company on August 6, 2012, as amended. These forward-looking statements reflect the Company’s expectations as of the date of this current report. The Company disclaims any intent or obligation to update these forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	First Amendment to Amended and Restated Agreement and Plan of Merger, dated September 5, 2012, by and among Fidelity National Financial, Inc., New Athena Merger Sub, Inc. and J. Alexander’s Corporation

99.1	Joint Press Release, dated September 5, 2012, issued by J. Alexander’s Corporation and Fidelity National Financial, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Corporation
Date: September 6, 2012	By:	/s/ R. Gregory Lewis
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	First Amendment to Amended and Restated Agreement and Plan of Merger, dated September 5, 2012, by and among Fidelity National Financial, Inc., New Athena Merger Sub, Inc. and J. Alexander’s Corporation

99.1	Joint Press Release, dated September 5, 2012, issued by J. Alexander’s Corporation and Fidelity National Financial, Inc.